UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 2005

AMERICAN POWER CONVERSION CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	1-12432	04-2722013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 Fairgrounds Road, West Kingston, Rhode Island 02892

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  401-789-5735

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)          Not applicable.

(b)         By letter dated April 14, 2005, Emanuel E. Landsman, a current Director of American Power Conversion Corporation (the “Corporation”), informed the Board of Directors that he would not stand for reelection as a Director of the Corporation when his term expires at the 2005 Annual Meeting of Shareholders.  Dr. Landsman has not notified the Board of Directors of any disagreements with the Board of Directors or management regarding the Corporation’s operations, policies or practices.

Effective as of the close of the Corporation’s 2005 Annual Meeting of Shareholders, the Board of Directors of the Corporation has appointed Dr. Landsman a Director Emeritus of the Corporation.

The Corporation has issued a press release relating to these developments, which is furnished as Exhibit 99.1 to this report.

(c)          Not applicable.

Item 9.01 Financial Statements and Exhibits.

(c)          Exhibits.

99.1 Press Release, dated April 20, 2005, issued by American Power Conversion Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN POWER CONVERSION CORPORATION

Dated: April 20, 2005	By:	/s/ Donald M. Muir
Donald M. Muir,
Senior Vice President, Finance & Administration, & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated April 20, 2005, issued by American Power Conversion Corporation